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                               THE DLB FUND GROUP

                                AMENDMENT NO. 16

                       AGREEMENT AND DECLARATION OF TRUST

       The undersigned, being at least a majority of the Trustees of The DLB Fund Group, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated August 1, 1994, as amended by Amendment No. 1 thereto dated May 16, 1996, Amendment No. 2 thereto dated December 17, 1997, Amendment No. 3 thereto dated April 22, 1998, Amendment No. 4 thereto dated February 12, 1999, Amendment No. 5 thereto dated February 12, 1999, Amendment No. 6 thereto dated May 12, 1999, Amendment No. 7 thereto dated October 20, 1999, Amendment No. 8 thereto dated December 21, 1999, Amendment No
9. thereto dated May 12, 2000, Amendment No. 10 thereto dated July 17, 2000, Amendment No. 11 thereto dated October 19, 2000, Amendment No. 12 thereto dated December 30, 2002, Amendment No. 13 thereto dated February 21, 2003, Amendment No. 14 dated April 29, 2004 and Amendment No. 15 dated August 3, 2004, (the "Agreement") a copy of which is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts, do hereby direct that this Amendment No. 16 be filed with the Secretary of State of the Commonwealth of Massachusetts and hereby amend the first sentence of Section 6 of Article III of the Agreement to read in its entirety as follows:

       "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, (i) the "DLB Fixed Income Fund", the "DLB Value Fund", the "DLB Core Growth Fund", the "DLB Enhanced Index Core Equity Fund", the "DLB Small Company Opportunities Fund", the "DLB High Yield Fund", the "DLB Enhanced Index Growth Fund", the "DLB Enhanced Index Value Fund", the "DLB Enhanced Index Value Fund II", the "DLB Small Capitalization Value Fund", the "DLB Money Market Fund", the "DLB Short Duration Bond Fund", the "DLB Inflation-Protected Bond Fund", the "DLB Diversified Bond Fund", the "DLB Balanced Fund", "DLB International Equity Fund" the "MassMutual Premier Capital Appreciation Fund", the "MassMutual Premier Global Fund", the "MassMutual Premier Main Street Fund" and the MassMutual Premier Strategic Income Fund" shall be, and hereby are, established and designated as separate Series of the Trust; (ii) the Class S Shares, the Class Y Shares, the Class L Shares, the Class A Shares and the Class N Shares shall be, and they hereby are, established and designated as the Classes of Shares of each Series of the Trust, with each such Class of Shares having such relative rights or preferences as set forth in the Trust's Rule 18f-3 Plan, as the same may be amended from time to time; and (iii) the outstanding Shares of each Series of the Trust in existence as of June 23, 2004 shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class S Shares; except that
       (x) the outstanding Shares of the DLB Small Company Opportunities Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class A Shares, (y) the outstanding Shares of the DLB Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class L Shares, and (z) the outstanding Shares of the DLB High Yield Fund, DLB Enhanced Index Core Equity Fund, DLB Enhanced Index Growth Fund, and DLB Enhanced Index Value Fund shall be, effective immediately prior to the open of business on November 1, 2004, designated as Class Y Shares."

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       The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.

       IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 15th day of October, 2004.

/s/ Kevin M. McClintock
-----------------------
Kevin M. McClintock

/s/ Maria D. Furman
-------------------
Maria D. Furman

/s/ Nabil N. El-Hage
--------------------
Nabil N. El-Hage

/s/ Steven A. Kandarian
-----------------------
Steven A. Kandarian

/s/ Richard A. Nenneman
-----------------------
Richard A. Nenneman